UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2020

DELTA AIR LINES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-05424	58-0218548
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

P.O. Box 20706, Atlanta, Georgia 30320-6001

(Address of principal executive offices)

Registrant’s telephone number, including area code: (404) 715-2600

Registrant’s Web site address: www.delta.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	DAL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).              Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On September 4, 2020, the New York Transportation Development Corporation (“NYTDC”) issued its Special Facilities Revenue Bonds, Series 2020 (Delta Air Lines, Inc. – LaGuardia Airport Terminals C&D Redevelopment Project), in the aggregate principal amount of $1,511,015,000 (the “2020 Bonds”). NYTDC loaned the proceeds from the 2020 Bonds to Delta Air Lines, Inc. (“Delta,” “we” or “us”) to finance a portion of the costs of a construction project that is currently in process at LaGuardia Airport in Queens, New York, consisting of the demolition of existing Terminals C and D, the design and construction of new terminal facilities (the “Facilities”), the payment of capitalized interest on the 2020 Bonds and on a portion of the New York Transportation Development Corporation Special Facilities Revenue Bonds, Series 2018 (Delta Air Lines, Inc. – LaGuardia Airport Terminals C&D Redevelopment Project), and the payment of costs related to issuance of the 2020 Bonds.

We are required to pay debt service on the 2020 Bonds through payments under loan agreements with NYTDC, and we have guaranteed the 2020 Bonds. Our obligations under the guaranty, the loan agreements and the related notes are secured by mortgages (the “Leasehold Mortgages”) on our lease of the Facilities and related property (the “Lease”) from the Port Authority of New York and New Jersey (the “PANYNJ”).

The 2020 Bonds were issued as term bonds as follows:

Series 2020 Term Bonds
Maturity Dates	Amount	Initial Long-Term Interest Rate	Yield
October 1, 2030	$220,280,000	4.000%	4.050%
October 1, 2035	$304,435,000	5.000%	4.300%(1)
October 1, 2040	$421,265,000	5.000%	4.450%(1)
October 1, 2045	$565,035,000	4.375%	4.550%

(1)	Yield to the optional par call date of October 1, 2030.

Each maturity of the 2020 Bonds is subject to annual mandatory sinking fund redemption requirements commencing four years prior to its maturity. Interest will be payable by us on April 1, 2021 and on each October 1 and April 1 thereafter.

The 2020 Bonds maturing after October 1, 2030 are subject to optional redemption, in whole or in part, at our option on any date on or after October 1, 2030 at a price equal to the unpaid principal amount of the bonds to be redeemed, plus accrued but unpaid interest to but not including the date of redemption. In addition, the 2020 Bonds are subject to optional redemption at a price equal to the unpaid principal amount of the bonds to be redeemed, plus accrued but unpaid interest to but not including the date of redemption, if a failure to redeem the bonds (or a portion thereof) may adversely affect the exclusion of interest from the gross income of the holders and redemption would permit continuance of such exclusion.

The 2020 Bonds are also subject to mandatory redemption at a price equal to the unpaid principal amount of the bonds to be redeemed, plus accrued but unpaid interest to but not including the date of redemption, (i) to the extent the PANYNJ pays unamortized capital investment attributable to lessee debt under the Lease, (ii) if the PANYNJ pays the lessee debt under the Lease after a default by us under the Lease, (iii) to the extent we make any payment in connection with certain releases of the premises pursuant to the Leasehold Mortgages, or (iv) in certain circumstances, if interest on the 2020 Bonds is determined to be taxable as a result of our breach of an applicable representation, warranty or covenant.

On or after October 1, 2030, the 2020 Bonds maturing after October 1, 2030 may be subject to mandatory tender for purchase, in whole or in part, at our option.

Amounts payable with respect to the 2020 Bonds can be accelerated upon the occurrence of certain events of default, including failure to pay principal and interest when due and the occurrence of certain bankruptcy events with respect to us.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELTA AIR LINES, INC.

By: /s/ Paul A. Jacobson
Date: September 4, 2020	Paul A. Jacobson Executive Vice President and Chief Financial Officer

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